TRADEMARK







                                           Document is copied.

Word Mark                  BANK EYES ONLY

Owner Name                (Registrant) Hughes, Thomas S.

Owner Address              31310 Eagle Haven Cir. Ste. 100

                           Rancho Palos Verdes, California 90275;

                           individual; United States



Attorney of Record         Lee W. Tower



Serial Number              76-000166



Registration Number



Filing Date                03/15/2000



Registration Date



Section 1(B) indicator     Section 1(b)



Mark Drawing Code         (1) Typed Drawing



Register



Published for Opposition



Type of Mark               Trademark



International Class        36



Goods and Services         Computer software and services for
electronic

                           purchases by consumers; computer
software for

                           electronic payment by consumers.